SETTLEMENT AGREEMENT AND RELEASE

Whereas LKA International, Inc. (“LKA”) and Au Mining, Inc. (“Au”) have been engaged in several disputes, including the claims and counterclaims in the lawsuit entitled LKA International, Inc., a Nevada corporation vs. Au Mining, Inc., a Colorado corporation, Case No. 2006 CV 05 in the District Court of Colorado, Hinsdale County and

Whereas the parties have agreed to resolve all disputes between them pursuant to the following terms and conditions,

NOW THEREFORE, in consideration of the representations, promises and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

DEFINITIONS

1.        “Golden Wonder Mine” shall refer to the real property described in Exhibit A attached hereto.

2.       “Ute Ule Mine and Millsites” shall refer to the real property described in Exhibit B attached hereto.

3.       The “2003 Lease Agreement” shall refer to the Lease Agreement signed by LKA and Au and dated September 18, 2003.

4.       The “1997 Lease Agreement” shall refer to the Lease Purchase Agreement signed by LKA and Au dated July 1, 1997.

5.      The “Civil Action” shall refer to the action designated as 2006 CV 05 filed in the Hinsdale County District Court, which action includes claims and counterclaims by LKA and Au.

AGREEMENT

1. Termination of 2003 Lease Agreement and All Au Claims to Golden Wonder  Mine: Au hereby agrees that as of the date of this Agreement, Au shall have no further right to mine at the Golden Wonder Mine and hereby releases all rights to the Golden Wonder Mine as they may exist under the 2003 Lease Agreement or otherwise. Au further agrees that as of the date of this Agreement, it is releasing all claims to ownership of both the Golden Wonder Mine and the Ute Ule Mine, including any claims arising under or based on the 1997 Lease Agreement or Au’s exercise of the option to purchase under that agreement. Upon execution of this Agreement by all parties, Au will provide LKA with keys and combinations to all gates and mine locks.

2. LKA Payment to Au: LKA agrees to pay Au the sum of $280,000.00 within 60 days of the date of this Agreement. The payment shall be by wired funds or certified check and shall be paid to The Tisdel Law Firm, P. C.. A second payment of $250,000.00 shall be paid by the date 12 months from the date of this agreement. LKA will execute a promissory note reflecting this obligation, which note will bear interest at the rate of eight per cent, and include a late fee of five per cent of the balance due. There will be no prepayment penalty. The promissory note is attached hereto as Exhibit C and will be executed by LKA concurrently with the execution of this Agreement. The promissory note will be secured by a first deed of trust on the Golden Wonder Mine. The deed of trust is attached hereto as Exhibit D and will be executed by LKA concurrently with the execution of this Agreement. The original promissory note and the original deed of trust will be delivered to the Tisdel Law Firm, P.C. within 48 hours of fax transmission of the signed Agreement. The deed of trust shall be recorded by the Tisdel Law Firm, P.C. after delivery and recording of the quit claim deed discussed in paragraph 7 below.

3. Production Taxes: Within 48 hours after receipt of the initial payment from LKA described above, the Tisdel Law Firm, P.C. , on behalf of Au, shall pay to Hinsdale County the sum of $97,733.51 as Au’s share of the production taxes for production in 2005 that were assessed in 2006 and are due in 2007. Within 48 hours after receipt of the second payment from LKA described above, the Tisdel Law Firm, P.C., on behalf of Au, shall also pay to Hinsdale County the sum due for Au’s share of the production taxes for production in 2006 that are assessed in 2007 and will be due in 2008.

4. Property Taxes: Within 48 hours after receipt of the initial payment from LKA described above, the Tisdel Law Firm, P. C. on behalf of Au, shall pay to Hinsdale County the sum of $340.80 of the 2006 property taxes on the LKA patented mining claims. The Tisdel Firm, P.C. on behalf of Au, shall also issue a check to LKA in the amount of $227.20 as Au’s pro-rated share of the property taxes for 2007.

5. Au Royalty On Future Production: LKA agrees to pay Au a royalty of six percent (6%) on all future proceeds received from the sale of materials (ore, metals and/or concentrates, or any other product) produced from the Golden Wonder Mine. The royalty will be a Net Smelter Royalty, meaning that LKA will pay Au six percent of the proceeds received by LKA less customary and usual deductions for assaying, transportation costs, smelting charges and penalties, severance, production taxes and any county, state and federal royalties, if required, or similar charges for which LKA receives no material benefit. The royalty will stop once Au has received a total of $12,647,505.00. Concurrently with the execution of this Agreement, LKA will execute the Royalty Agreement attached hereto as Exhibit E and shall deliver the original Royalty Agreement, along with the promissory note and deed of trust to the Tisdel Law Firm, P.C. within 48 hours of the exchange of facsimile copies of the signed Agreement. The Tisdel Law Firm, P. C. shall record the Royalty Agreement in the real property records of Hinsdale County after the quit claim deed discussed in paragraph 7 below and the deed of trust discussed in paragraph 2 above.

6. Procedures for future payment of Net Smelter Royalty:

a. LKA shall pay the Net Smelter Royalty to Au within 15 days after
LKA’s receipt of payment for materials from the Golden Wonder Mine. Payment shall be made to:

Au Mining, Inc.

21599 Highway 550

Ridgway, CO 81432

b. At the time of payment, LKA shall provide Au with documents showing the purchaser, amount purchased and payment made to LKA.

c. LKA shall have full discretion to determine who to sell to and the price at which materials will be sold. Nothing within this Agreement shall obligate LKA to sell any amount of materials from the Golden Wonder.

d. Except as set forth in Paragraph16 below, Au will have no right to view or assay ores or other materials from the Golden Wonder Mine. Au shall, however, have the right to demand and review all records and documents related to production of ore, mining, transportation, processing and payment to LKA for produced from the Golden Wonder Mine as long as the records and documents requested reasonably relate to information needed to document the accuracy of royalties paid or unpaid.

e. Should LKA sell the Golden Wonder Mine, it will convey title subject to the right of Au to receive the Net Smelter Royalty provided herein. Au shall have the right to assign its rights under said Royalty Agreement.

7. Au Quitclaim Deed: Upon execution of this Agreement, Au shall execute the quit claim deed attached hereto as Exhibit F. The parties hereto agree that the Tisdel Law Firm, P.C. shall record the quit claim deed, the deed of trust and the royalty agreement, in that order in the real property records of Hinsdale County within 72 hours of receipt of the original documents. . Au shall also authorize and direct Kathleen Fogo to send to LKA the deed and bill of sale executed by LKA in July of 1999 conveying the Golden Wonder Mine and the Ute Ule Mine and Millsites to Au.

8. Ownership of Mining Equipment: Within 60 days after the execution of this agreement Au shall remove all of its mining equipment and tools from the Golden Wonder Mine. The parties specifically acknowledge that Au will not take the jaw and cone crushers and screen and any attached equipment or materials in the mine. Au shall obtain access to the mine by giving notice to LKA or its undersigned attorney. Any equipment or tools not obtained within the 60 day period shall be deemed relinquished to L KA, except in the event that adverse weather prohibits Au from removing said equipment in the time frame contemplated, in which event, Au shall have additional time needed to remove the equipment.

9. LKA Indemnification of Au: Au Mining has represented to LKA that, to Au’s knowledge, the only pending regulatory enforcement action concerning the Golden Wonder Mine is the action by the State of Colorado and the Bureau of Land Management against LKA and/or Au relating to discharges to surface water at the Golden Wonder Mine. As of the date of this Agreement LKA will assume responsibility for responding to this action and will be solely responsible for future bills incurred related to environmental compliance at the Golden Wonder. Au will complete the creek lining it is doing to meet the State of Colorado’s requirements with respect to the recently issued stormwater permit. Au will also pay all of the bills it incurred prior to this Agreement related to the environmental compliance at the Golden Wonder Mine, including any bills from the Gault Group for work performed prior to the date of this Agreement. Au will pay these bills before LKA pays the $280,000 initial payment.

10. Easement Agreement: Within 5 days after the payment described in paragraph 2 above, Au (or Lance Barker, if he is the record owner) agrees to execute and deliver to LKA an Easement Agreement granting LKA subterranean access to the Golden Wonder Mine through the Red Cloud patented mining claim for an annual fee of $1,000.00 during years the easement is used. Said Easement Agreement shall not give LKA any right title or interest in and to any ore or valuable minerals located in the Red Cloud patented claim. Neither Au nor Barker shall interfere with LKA’s subterranean access. The parties agree that the construction of a residential structure and its appurtenant structures shall not constitute interference with LKA’s subterranean access. In any year that LKA pays the $1,000.00 access fee, Barker/Au agree not to conduct mining operations on the Red Cloud, whether or not such activities interfere with LKA’s subterranean access.

11. Ownership of Previously Mined Ore: Au shall retain possession of all ore mined by Au form the Golden Wonder and located now on the property of Kenneth Orvis, Lance Barker or at the Jetaway Storage Facility in Montrose.

12. Au Representations re Golden Wonder Mine: Au represents it has no knowledge of a reason why mining cannot be carried on at the Golden Wonder Mine, other than the normal risks inherent in mining at the Golden Wonder Mine. The Parties acknowledge that mining is an inherently dangerous activity and that the Golden Wonder mine in particular has its own unique dangers which the parties have previously discussed and disclosed. In no way is Au warranting the safety or reliability of mine and/or any drifts or shafts, ladders or equipment located therein.

13. Dismissal of Civil Action: Au and LKA hereby authorize their attorneys named below to execute and file a voluntary dismissal with prejudice of all claims and counterclaims in the Civil Action, which dismissal shall call for each party to pay its own costs and attorneys fees. The dismissal shall be filed within two days after execution of this Agreement.

14. Au Release of Claims: Au hereby releases LKA, its officers, and agents (including Kye Abraham and Nanette Abraham) from any and all claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever, whether now known or unknown, arising from or relating to any matter asserted or that might have been asserted against LKA in the Civil Action or any matter arising from facts existing at or prior to this time. Nothing in this release shall be construed as a release of any claims that arise directly out of a breach of this Agreement. Nothing in this Agreement shall be construed as barring Au from bringing claims against prior joint counsel to LKA and Au (Kathleen L. Fogo, L. Richard Bratton, or the firms in which they practiced at the time of the joint representation) arising from or relating to any matter asserted or that might have been asserted in the Civil Action or any matter arising from facts existing at or prior to this time.

15. L KA Release of Claims: L KA hereby releases Au, its officers, and agents (including Lance Barker and Kenneth Orvis) from any and all claims, demands, causes of action, obligations, damages, and liabilities of any nature whatsoever, whether now known or unknown, arising from or relating to any matter asserted or that might have been asserted against Au in the Civil Action or any matter arising from facts existing at or prior to this time, except for claims LKA may have against Au for damages if the allegations made against it by Barrick Goldstrike Inc. in Gunnison County Civil Action No. 07cv55 are upheld by a final judgment in that case, after exhaustion of all rights of appeal.

16. Notwithstanding Paragraph 6(d) above, LKA shall provide Au and its attorneys, agents and contractors with reasonable access to the Golden Wonder Mine to conduct further investigation and sampling and testing of ore contained in the mine in connection with Au’s defense of Barrick Goldstrike, Inc.’s allegations referenced in Paragraph 15.

17.. Governing Law: This Agreement shall be construed under and governed by the laws of the State of Colorado. Venue for any action for breach of or to enforce this Agreement shall be proper solely in the Counties of Hinsdale or Gunnison, State of Colorado.

18. Attorneys Fees and Costs: The parties shall each bear their own attorney fees and other expenses incurred as a result of the disputes to which this Agreement relates. Notwithstanding the foregoing, in any action for breach of or to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees.

19. No Admission of Liability: It is understood that the parties enter into this Agreement for the purposes of settling disputed claims and avoiding the expense, inconvenience, and uncertainty of litigation. Nothing contained in this Agreement shall constitute or be deemed an admission of any breach, liability or damages of any party.

20. Warranty of Corporate Authority: Each party represents, warrants and covenants to the other party that all necessary corporate actions on the part of each respective party to be taken in connection with the execution, delivery and performance of this Agreement has been duly and effectively taken, and that the execution, delivery and performance by each respective party of this Agreement does not constitute a violation or breach of such respective party’s articles of incorporation, by laws, violation, or other agreement or law by which such party is a party or is affected.

21. Benefit to Successors and Assigns: This Agreement shall inure to the benefit of and shall be binding on the undersigned parties and their successors and assigns.

22. Warranty that Agreement is Voluntary: Each party to this Agreement has read this agreement, has been represented by counsel in considering whether to execute it, and has freely and voluntarily executed it.

23. Entire Agreement: This Agreement with its exhibits sets forth the entire Agreement and understanding of the parties and all prior understandings and discussions are merged into this Agreement. This Agreement may not be rescinded, supplemented, amended or modified in any manner except by a writing signed by both parties

24. Execution in Counterparts: This Agreement may be executed in counterparts. The execution and exchange of counterpart copies of this Agreement shall be deemed to constitute a full and complete execution of this Agreement, with the same force and effect as if the parties had come together and executed the same copy of this agreement.

25. Facsimile Signatures: Signatures relayed by facsimile shall be accepted as original signatures.

26. Effective Date: The effective date of this Agreement is the date on which this Agreement has been fully executed by all parties and copies thereof have been delivered to the other parties.

27. Notice: Notices called for under this contract shall only be deemed received if sent by Certified United States Mail or by nationally recognized overnight courier, and shall be deemed received on the day received by recipient and/or recipient's office as evidenced by the executed receipt thereof.

(1) Notice to Au Mining, Inc. Any Notice to Au under this agreement shall be effective when received by Au at 21599 Highway 550, Ridgway, CO 81432 and by Andrew A. Mueller and Roger Sagal, The Tisdel Law Firm, P.C., 645 Second Street, P.O. Box 646, Ouray, CO 81427-0646.

(2) Notice to LKA International, Inc. Any notice to LKA under this agreement shall be effective when received by LKA at 3724 47th Street Ct. N.W., Gig Harbor, WA 98335 and by Nancy Essex, Nancy Bentson Essex, P.C., 427 Belleview Avenue, Suite 104, P.O. Box 4049, Crested Butte, CO 81224-4049

28. Specific Performance: The parties hereto agree that this settlement agreement calls for acts involving real property and the right title and interest thereto. The parties agree that should either party need to enforce their rights hereunder, that they shall be entitled to the remedy of specific performance in the proper court of law.

Said remedy of Specific Performance shall not in any way limit a party's right to seek damages or alternative remedies.

LKA INTERNATIONAL, INC

By: /s/Kye Abraham                               Date:

Kye Abraham, President

AU MINING, INC.

By:/s/Kenneth Orvis,                               Date:

Kenneth Orvis, Vice President

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Approved as to form:

NANCY BENTSON ESSEX, P.C.

By:/s/Nancy Benton Essex

Nancy Bentson Essex

427 Belleview Avenue, Suite 104 P.O. Box 4049

Crested Butte, CO 81224-4049 (970) 349-0828

(970) 349-6161 (FAX)

ATTORNEYS FOR LKA INTERNATIONAL, INC.

Andrew A. Mueller Roger F. Sagal

P.O. Box 646

Ouray, CO 81427-0646 (970) 325-4414

(970) 325-7333 (FAX)

ATTORNEYS FOR AU MINING, INC.

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